Exhibit 10(f)(iii)

                           LICENSE EXTENSION ADDENDUM

            THIS LICENSE EXTENSION ADDENDUM (the "Addendum") is dated as July 1, 1996, and is between VICTOR COMPANY OF JAPAN, LIMITED, a corporation duly organized and existing under the laws of Japan, having its principal office at 12, 3-Chome, Moriya-cho, Kanagawa-ku, Yokohama 221, Japan (hereinafter referred to as "Licensor"), and Allied Digital technologies Corp., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having its principal office at 15 Gilpin Avenue, Hauppauge, New york 11788, U.S.A. (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

            WHEREAS, Licensor and Licensee are parties to a VHS CASSETTE LICENSE AGREEMENT FOR DUPLICATORS (U.S.A.) dated as of July 1, 1991 and an ADDENDUM dated as of January 11, 1995 (the foregoing agreements are collectively referred to herein as the "License Agreement"); and,

            WHEREAS, Licensor and Licensee wish to renew and extend the terms and conditions of the License Agreement as amended herein,



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            NOW, THEREFORE, in consideration of the mutual agreements and covenants of the parties, it is agreed as follows:

            1. Paragraph 2 of Article 1 of the License Agreement shall be amended to provide as follows:

            "Licensed Product" or "Licensed Products" shall mean a VHS videocassette or VHS videocassettes having packed therein magnetic tape of 12.65 mm (1/2 inch) width conforming to the VHS Standards, which include(s) a construction coming within the scope of JVC's patent rights, bear the Trademark (as herein defined), or are manufactured in accordance with JVC's Technical Information.

            2. Article 10 of the License Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            Subject to the approval of the competent Japanese Governmental authorities, if necessary, this Agreement shall, unless terminated earlier in accordance with the provisions of Article 9 hereof, continue to be effective for five (5) years following July 1, 1996. Within thirty (30) days following the date of expiration, Licensee shall return to


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            Licensor all of the Technical Information, including all copies thereof.

            3. Effective July 1, 1996, Article 5(1)iii of the License Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  iii. A royalty based upon the following royalty structures, to be selected by Licensee, for each calendar quarter during the term of this Agreement, with such selection to be reported to Licensor along with the royalty statement for such quarter as provided in
            Article 5(3) hereof:

            (a)   July 1, 1996 through December 31, 1996;

            (a-1) For each calendar quarter between July 1, 1996 and December
                  31, 1996, inclusive, three Japanese Yen (3 Yen) for each Licensed Product sold or otherwise transferred by Licensee during such quarter, provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain the Licensed products sold or otherwise transferred by Licensee during such quarter have a recording time of 30


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                  minutes or shorter ("Short Cassettes"), a royalty rate of two and one quarter Japanese Yen (2.25 Yen) shall apply for each such Short Cassette; or

            (a-2) For each calendar quarter between July 1, 1996 and December
                  31, 1996, inclusive, seventy-two thousand five hundred dollars (U.S. $72,500) plus 2 cents for each Licensed Product in excess of 3.75 million pieces sole or otherwise transferred by Licensee during such quarter, provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain of the Licensed Products sold or otherwise transferred by Licensee during such quarter are Short Cassettes, then the royalty rate of 1.5 cents for each such Short Cassette in excess of 3.75 million pieces shall apply. The number of Short Cassettes in excess of 3.75 million pieces shall be prorated based on the number of



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                  Short Cassettes in the total number of Licensed Products sold or otherwise transferred by Licensee during such quarter. The royalties due for the period between July 1, 1996 and December 31, 1996, inclusive, as provided in this paragraph (a-2) shall not exceed $400,000.

            (b)   January 1, 1997 through April 30, 1997;

            (b-1) For each calendar quarter or portion thereof between January
                  1, 1997 and April 30, 1997, inclusive, two Japanese yen (2
                  Yen) for each Licensed product sold or otherwise transferred by Licensee during such quarter or portion thereof, provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain of the Licensed products sold or otherwise transferred by Licensee during such quarter are Short Cassettes, a royalty rate of one and one half Japanese Yen (1.5 Yen)



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                  shall apply for each such Short Cassette; or,

            (b-2) For each calendar quarter or portion thereof between January
                  1, 1997 and April 30, 1997, inclusive, fifty thousand dollars (U.S. $50,000) (prorated for the portion of the calendar quarter between April 1 1997 and April 30, 1997) plus 1.5 cents for each Licensed Product in excess of 3.75 million pieces sold or otherwise transferred by Licensee during such quarter or portion thereof, provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain of the Licensed Products sold or otherwise transferred by Licensee during such quarter are Short Cassettes, then the royalty rate of 1 cents for each such Short Cassette in excess of 3.75 million pieces shall be prorated based on the number of



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                  Short Cassettes in the total number of Licensed products sold or otherwise transferred by Licensee during such quarter. The royalties due for the period between January 1, 1997 and April 30, 1997, inclusive, as provided in this paragraph (b-2) shall not exceed $200,000.

            (c)   May 1, 1997 through June 30, 2001;

            (c-1) For each calendar quarter or portion thereof between May 1,
                  1997 and June 30, 2001, inclusive, one Japanese Yen (1 Yen) for each Licensed Product sold or otherwise transferred by Licensee during such quarter or portion thereof provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain of the Licensed Products sold or otherwise transferred by Licensee during such quarter are Short Cassettes, a royalty rate of three quarters of one Japanese Yen (0.75 Yen) shall apply for each such Short Cassette; or,


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            (c-2) For each calendar quarter or portion thereof between May 1,
                  1997 and June 30, 2001, inclusive, twenty-five thousand dollars (U.S. $25,000) (prorated for the portion of the calendar quarter between May 1, 1997 and June 30, 1997) plus
                  0.75 cents for each Licensed Product in excess of 3.75 million pieces sold or otherwise transferred by Licensee during such quarter or portion thereof, provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain of the Licensed Products sold or otherwise transferred by Licensee during such quarter are Short Cassettes, then the royalty rate of 0.5 cents for each such Short Cassette in excess of 3.75 million pieces shall apply. The number of Short Cassettes in excess of 3.75 millon pieces shall be prorated based on the number of Short Cassettes in the total number


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                  of Licensed Products sold or otherwise transferred by Licensee during such quarter. The royalties due for the period between May 1, 1997 and December 31, 1997, inclusive, as provided in this paragraph (c-2) shall not exceed $200,000. The royalties due for the period between January 1, 1998 and June 30, 2001, inclusive, as provided in this paragraph (c-2) shall not exceed $300,000 per annum.

            The royalty rate for Licensed Products sold or otherwise transferred by Licensee in the form of blank video cassettes for duplication by other duplicators shall be determined in the same manner as described in Article 5(1)iii. (a-1), (b-1), and (c-1) above, but the quantity of such blank videocasettes shall not be included in determining the quarterly volume of Licensed Products for purposes of Article 5(1)iii (a-2), (b-2) or (c-2).

            All royalty payments shall be paid by electronic

bank transfer to:

Bank Name:        The Sakura Bank, Honcho Branch
Bank Address:     4-10 Nihonbashi-Honcho 3-chome,
                  Chuo-Ku, Tokyo 103, Japan

Account No.:      1024755 (for deposit of Victor Company of
                  Japan, Limited)


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                    All correspondence shall be delivered to:


                        INTELLECTUAL PROPERTY DEPARTMENT
                        VICTOR COMPANY OF JAPAN, LIMITED
                        12, 3-Chome, Moriya-cho,
                        Kanagawa-ku, Yokohama 221
                        Japan

            4. Article 5 of the License Agreement shall be amended by adding the following new paragraph to the end thereof:

                  (8)   At its option, Licensee may pay any or
            all of the royalties due hereunder to Licensor in U.S. currency based upon the yen/dollar rate of exchange in effect at the close of business in New York on the date on which such royalty is paid.

            5. Except as otherwise amended by this Addendum, the terms and conditions of the License Agreement are hereby renewed and shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above-written.

                                    LICENSOR:

                                    VICTOR COMPANY OF JAPAN, LIMITED

On: October 4, 1996                 By: /s/ Takeo Shuzui
                                        ----------------------------
                                        Takeo Shuzui, President

At: Yokohama, Japan

ATTEST:

/s/ Yokio Kuboto
-------------------------


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                                    LICENSEE:

                                    ALLIED DIGITAL TECHNOLOGIES
                                      CORP.

On: September 18, 1996              By: /s/ Charles Kavanagh
                                        ----------------------------
                                        Charles P. Kavanagh, VP

At: Hauppauge, New York

ATTEST:

/s/ Jane Gorten
-------------------------


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